CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 639 and Amendment No. 642 to the Registration Statement on Form N-1A of EA Series Trust with respect to Sequoia Select Equity Income ETF, Sequoia Select Large Core ETF, Sequoia Select Large Growth ETF, Sequoia Select SMID ETF and Sequoia Select Global Equity ETF, each a series of shares of EA Series Trust, under the heading “Other Service Providers” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

                             /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
August 12, 2026